UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

9954 Mayland Drive, Suite 2100 Richmond, Virginia (Address of principal executive offices)	23233 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ESXB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2021, Community Bankers Trust Corporation (“Community Bankers Trust”) entered into an Agreement and Plan of Reorganization (the “Agreement”) with United Bankshares, Inc. (“United”). In accordance with the Agreement, Community Bankers Trust will merge with and into United (the “Merger”). Community Bankers Trust will cease to exist and United will survive and continue to exist as a West Virginia corporation.

The Agreement provides that, upon consummation of the Merger, each outstanding share of common stock of Community Bankers Trust will be converted into the right to receive 0.3173 shares of United common stock, par value $2.50 per share.

Pursuant to the Agreement, at the effective time of the Merger, each outstanding Community Bankers Trust stock option granted under a Community Bankers Trust stock plan, whether vested or unvested as of the date of the Agreement, shall vest only as provided pursuant to the terms of such Community Bankers Trust stock plan and convert into an option to acquire United common stock adjusted based on the 0.3173 exchange ratio. Also, at the effective time of the Merger, each restricted stock unit granted under a Community Bankers Trust stock plan that is outstanding immediately prior to the effective time of the Merger shall vest only in accordance with the formula and other terms of the Community Bankers Trust stock plan and convert into the right to receive shares of United common stock based on the 0.3173 exchange ratio.

Also at the effective time of the Merger, Essex Bank, a wholly-owned subsidiary of Community Bankers Trust, will merge with and into United Bank, a wholly-owned subsidiary of United (the “Bank Merger”). United Bank will survive the Bank Merger and continue to exist as a Virginia banking corporation.

Rex L. Smith, III, President and Chief Executive Officer of Community Bankers Trust, will be appointed as a Regional Market President of United Bank upon completion of the Merger.

Consummation of the Merger is subject to approval of the shareholders of Community Bankers Trust, the receipt of all required regulatory approvals, as well as other customary conditions. The Agreement provides certain termination rights for both Community Bankers Trust and United and further provides that a termination fee of $12,132,000 will be payable by Community Bankers Trust in the event that the Agreement is terminated under certain circumstances.

Furthermore, in connection with the execution of the Agreement, each of the current directors of Community Bankers Trust has entered into certain Support Agreements pursuant to which the director, as a shareholder party to a Support Agreement, has agreed, among other things, to vote shares of Community Bankers Trust’s common stock over which such shareholder has sole voting power in favor of the Agreement and the transactions contemplated thereby.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Community Bankers Trust or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Community Bankers Trust or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by Community Bankers Trust. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Community Bankers Trust, United, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Community Bankers Trust and a prospectus of United, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of Community Bankers Trust and United make, as applicable, with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events.

On June 3, 2021, Community Bankers Trust and United issued a joint press release concerning the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

2.1	Agreement and Plan of Reorganization, dated as of June 2, 2021, by and between United Bankshares, Inc. and Community Bankers Trust Corporation (listed disclosure schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Community Bankers Trust Corporation agrees to furnish a supplemental copy of such schedule upon request of the SEC).

99.1	Joint Press Release, dated June 3, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward Looking Statements

This Form 8-K and the joint press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the Merger between Community Bankers Trust and United, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Community Bankers Trust’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” “will,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Community Bankers Trust and United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Community Bankers Trust and United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Community Bankers Trust and United may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Community Bankers Trust may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Community Bankers Trust and United are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competitive pressures on product pricing and services; (10) success, impact, and timing of Community Bankers Trust’s or United’s business strategies, including market acceptance of any new products or services; (11) disruption from the Merger making it more difficult to maintain relationships with employees, customers or other parties with whom Community Bankers Trust and United have business relationships; (12) diversion of management time on Merger-related issues; (13) risks relating to the potential dilutive effect of the shares of United common stock to be issued in the Merger; (14) the reaction to the proposed transaction from the companies’ customers, employees and counterparties; (15) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Agreement between Community Bankers Trust and United; (16) the outcome of any legal proceedings that may be instituted against Community Bankers Trust or United; (17) changes in general economic, political, or industry conditions; (18) uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on Community Bankers Trust, United and the Merger; (19) uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; (20) volatility and disruptions in global capital and credit markets; (21) reform of LIBOR; and (22) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, those involving the OCC, Federal Reserve, FDIC, and CFPB. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Community Bankers Trust’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov).

Community Bankers Trust and United caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Community Bankers Trust or United or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Community Bankers Trust and United do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information About the Merger and Where to Find It

Shareholders of Community Bankers Trust and United and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the SEC in connection with the proposed Merger because it will contain important information about United, Community Bankers Trust, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. The Merger will be submitted to Community Bankers Trust’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval in favor of the Merger, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101, telephone (304) 424-8800, and documents filed with the SEC by Community Bankers Trust will be available free of charge from the Corporate Secretary of Community Bankers Trust Corporation, 9954 Mayland Drive, Suite 2100, Richmond, Virginia 23233, telephone (804) 934-9999. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Community Bankers Trust’s website at www.cbtrustcorp.com under the tab “SEC Filings” and then under the heading “Documents”. You are urged to read the proxy statement/prospectus carefully, once it becomes available, before making a decision concerning the Merger.

Participants in the Transactions

Community Bankers Trust, United and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Community Bankers Trust’s shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Community Bankers Trust’s shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on March 30, 2021. You can find information about Community Bankers Trust’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on April 23, 2021. You can obtain free copies of these documents from United, or Community Bankers Trust using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: June 3, 2021	By:	/s/ John M. Oakey, III
John M. Oakey, III
Executive Vice President, General Counsel and Secretary